CONTACT: Gar Jackson Director of Investor Relations (714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES
EXECUTIVE CHAIRMAN TO RETIRE
ANAHEIM, CA/March 20, 2006 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced that Greg H. Weaver, the Company’s Executive Chairman of the Board, will retire effective as of April 1, 2006.
“Greg’s long service to Pacific Sunwear, including as Chief Executive Officer from 1996 to 2005 and, more recently, as Executive Chairman, has been critical to the company’s phenomenal growth and success since its initial public offering in 1993,” Seth Johnson, CEO, commented. “The employees, management, board of directors and shareholders of Pacific Sunwear owe Greg the highest levels of appreciation for his outstanding leadership and direction of our company.”
“I became Executive Chairman in April 2005 for a limited time to provide a period of transition and to work on new business development,” said Greg Weaver. “Now that our One Thousand Steps concept is ready to launch, this is the appropriate time for me to step down. I leave confident that Pacific Sunwear has an outstanding portfolio of retail concepts, talented people and a very experienced leadership team.”
About Pacific Sunwear of California, Inc.
Pacific Sunwear, operating under two distinct retail concepts, is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of March 18, 2006, the Company operated 814 PacSun stores, 96 PacSun Outlet stores and 197 d.e.m.o. stores for a total of 1,107 stores in 50 states and Puerto Rico. The Company intends to launch its third concept, One Thousand Steps, in April of 2006. PacSun’s website address is www.pacsun.com and merchandise carried at d.e.m.o. stores can be found at www.demostores.com.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Specifically, the statement concerning our plans to launch One Thousand Steps is a forward looking statement. The Company intends that such forward-looking statement be subject to the safe harbors created thereby. The Company is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements of the Company herein. These forward-looking statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the statements. Such uncertainties include, among others, the following factors: our new concept is untested and may not be profitable or successful; we could experience delays in the time frame for introducing the new concept; changes in consumer demands and preferences, lower than expected sales levels, higher than estimated costs of goods sold or selling, general and administrative costs, competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; fluctuations in or lower than expected comparable store net sales results; expansion and management of growth; reliance on key personnel; dependence on single distribution facility; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations or expansions; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 29, 2005 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000